Exhibit 4.2

DOMINO’S PIZZA MASTER ISSUER LLC,

DOMINO’S PIZZA DISTRIBUTION LLC,

DOMINO’S IP HOLDER LLC and

DOMINO’S SPV CANADIAN HOLDING COMPANY INC.

each as Co-Issuer

and

CITIBANK, N.A.,

as Trustee, Series 2017-1 Securities Intermediary and Calculation Agent

SERIES 2017-1 SUPPLEMENT

Dated as of July 24, 2017

to

AMENDED AND RESTATED BASE INDENTURE

Dated as of March 15, 2012

$175,000,000 Series 2017-1 Variable Funding Senior Secured Notes, Class A-1

$300,000,000 Series 2017-1 Floating Rate Senior Secured Notes, Class A-2-I(FL)

$600,000,000 Series 2017-1 3.082% Fixed Rate Senior Secured Notes, Class A-2-II(FX)

$1,000,000,000 Series 2017-1 4.118% Fixed Rate Senior Secured Notes, Class A-2-III(FX)

ii

Exhibit A-1-2:	Form of Series 2017-1 Class A-1 Swingline Note

Exhibit A-1-3:	Form of Series 2017-1 Class A-1 L/C Note

Exhibit A-2-1:	Form of Restricted Global Series 2017-1 Class A-2-I(FL) Note

Exhibit A-2-2:	Form of Regulation S Global Series 2017-1 Class A-2-I(FL) Note

Exhibit A-2-3:	Form of Unrestricted Global Series 2017-1 Class A-2-I(FL) Note

Exhibit A-2-4:	Form of Restricted Global Series 2017-1 Class A-2-II(FX) Note

Exhibit A-2-5:	Form of Regulation S Global Series 2017-1 Class A-2-II(FX) Note

Exhibit A-2-6:	Form of Unrestricted Global Series 2017-1 Class A-2-II(FX) Note

Exhibit A-2-7:	Form of Restricted Global Series 2017-1 Class A-2-III(FX) Note

Exhibit A-2-8:	Form of Regulation S Global Series 2017-1 Class A-2-III(FX) Note

Exhibit A-2-9:	Form of Unrestricted Global Series 2017-1 Class A-2-III(FX) Note

Exhibit B-1:	Form of Transfer Certificate for Transfers of Series 2017-1 Class A-1 Notes

Exhibit B-2:	Form of Transferee Certificate for Series 2017-1 Class A-2-I(FL) Notes, Series 2017-1 Class A-2-II(FX) Notes or Series 2017-1 Class A-2-III(FX) Notes for Transfers of Interests in Restricted Global Notes to Interests in Regulation S Global Notes

Exhibit B-3:	Form of Transferee Certificate for Series 2017-1 Class A-2-I(FL) Notes, Series 2017-1 Class A-2-II(FX) Notes or Series 2017-1 Class A-2-III(FX) Notes for Transfers of Interests in Restricted Global Notes to Interests in Unrestricted Global Notes

Exhibit B-4:	Form of Transferee Certificate for Series 2017-1 Class A-2-I(FL) Notes, Series 2017-1 Class A-2-II(FX) Notes or Series 2017-1 Class A-2-III(FX) Notes for Transfers of Interest in Regulation S Global Notes or Unrestricted Global Notes to Persons Taking Delivery in the Form of an Interest in a Restricted Global Note

Exhibit C:	Form of Quarterly Noteholders’ Statement

iii

SERIES 2017-1 SUPPLEMENT, dated as of July 24, 2017 (this “Series Supplement”), by and among DOMINO’S PIZZA MASTER ISSUER LLC, a Delaware limited liability company (the “Master Issuer”), DOMINO’S PIZZA DISTRIBUTION LLC, a Delaware limited liability company (the “Domestic Distributor”), DOMINO’S IP HOLDER LLC, a Delaware limited liability company (the “IP Holder”), DOMINO’S SPV CANADIAN HOLDING COMPANY INC., a Delaware corporation (the “SPV Canadian Holdco” and, together with the Master Issuer, the Domestic Distributor, and the IP Holder, collectively, the “Co-Issuers” and each, a “Co-Issuer”), each as a Co-Issuer, and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), as Series 2017-1 Securities Intermediary and as Calculation Agent, to the Base Indenture, dated as March 15, 2012, by and among the Co-Issuers and CITIBANK, N.A., as Trustee and Securities Intermediary (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 13.1 of the Base Indenture provide, among other things, that the Co-Issuers and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement, and such Series of Notes shall be designated as Series 2017-1 Notes. On the Series 2017-1 Closing Date, the following classes and subclasses of Notes of such Series shall be issued: (a) $175,000,000 Series 2017-1 Variable Funding Senior Secured Notes, Class A-1 (as referred to herein, the “Series 2017-1 Class A-1 Notes”) or the “Series 2017-1 Variable Funding Senior Notes, Class A-1”), which shall be issued in three Subclasses consisting of (i) the Series 2017-1 Class A-1 Advance Notes (as referred to herein, the “Series 2017-1 Class A-1 Advance Notes”), (ii) the Series 2017-1 Class A-1 Swingline Notes (as referred to herein, the “Series 2017-1 Class A-1 Swingline Notes”) and (iii) the Series 2017-1 Class A-1 L/C Notes (as referred to herein, the “Series 2017-1 Class A-1 L/C Notes”), and (b) three Subclasses of Class A-2 Notes, consisting of (i) $300,000,000 Series 2017-1 Floating Rate Senior Secured Notes, Class A-2-I(FL) (as referred to herein, the “Series 2017-1 Class A-2-I(FL) Notes”), (ii) $600,000,000 Series 2017-1 3.082% Fixed Rate Senior Secured Notes, Class A-2-II(FX) (as referred to herein, the “Series 2017-1 Class A-2-II(FX) Notes”) and (iii) $1,000,000,000 Series 2017-1 4.118% Fixed Rate Senior Secured Notes, Class A-2-III(FX) (as referred to herein, the “Series 2017-1 Class A-2-III(FX) Notes”, and together with the Series 2017-1 Class A-2-I(FL) Notes and the Series 2017-1 Class A-2-II(FX) Notes, the “Series 2017-1 Class A-2 Notes”). For purposes of the Indenture, the Series 2017-1 Class A-1 Notes, the Series 2017-1 Class A-2-I(FL) Notes, the Series 2017-1 Class A-2-II(FX) Notes and the Series 2017-1 Class A-2-III(FX) Notes shall be deemed to be “Senior Notes.”

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Series 2017-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2017-1 Supplemental Definitions List”) as such Series 2017-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined therein shall have the meanings assigned thereto in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2017-1 Notes and not to any other Series of Notes issued by the Co-Issuers.

ARTICLE II

INITIAL ISSUANCE, INCREASES AND DECREASES OF

SERIES 2017-1 CLASS A-1 OUTSTANDING PRINCIPAL AMOUNT AND

COMMITMENT AMOUNTS

Section 2.1 Procedures for Issuing and Increasing the Series 2017-1 Class A-1 Outstanding Principal Amount.

(a) Subject to satisfaction of the conditions precedent to the making of Series 2017-1 Class A-1 Advances set forth in the Series 2017-1 Class A-1 Note Purchase Agreement, (i) on the Series 2017-1 Closing Date, the Master Issuer may cause the Series 2017-1 Class A-1 Initial Advance Principal Amount to become outstanding by drawing ratably, at par, the initial principal amounts of the Series 2017-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2017-1 Class A-1 Advances made on the Series 2017-1 Closing Date (the “Series 2017-1 Class A-1 Initial Advance”) and (ii) on any Business Day during the Commitment Term that does not occur during a Cash Trapping Period, the Co-Issuers may increase the Series 2017-1 Class A-1 Outstanding Principal Amount (such increase referred to as an “Increase”), by drawing ratably (or as otherwise set forth in the Series 2017-1 Class A-1 Note Purchase Agreement), at par, additional principal amounts on the Series 2017-1 Class A-1 Advance Notes corresponding to the aggregate amount of the Series 2017-1 Class A-1 Advances made on such Business Day; provided that at no time may the Series 2017-1 Class A-1 Outstanding Principal Amount exceed the Series 2017-1 Class A-1 Maximum Principal Amount. The Series 2017-1 Class A-1 Initial Advance and each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2017-1 Class A-1 Note Purchase

Agreement and shall be ratably (except as otherwise set forth in the Series 2017-1 Class A-1 Note Purchase Agreement) allocated among the Series 2017-1 Class A-1 Noteholders (other than the Series 2017-1 Class A-1 Subfacility Noteholders in their capacity as such) as provided therein. Proceeds from the Series 2017-1 Class A-1 Initial Advance and each Increase shall be paid as directed by the Co-Issuers in the applicable Series 2017-1 Class A-1 Advance Request or as otherwise set forth in the Series 2017-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Co-Issuers or the Series 2017-1 Class A-1 Administrative Agent of the Series 2017-1 Class A-1 Initial Advance and any Increase, the Trustee shall indicate in its books and records the amount of the Series 2017-1 Class A-1 Initial Advance or such Increase, as applicable.

(b) Subject to satisfaction of the applicable conditions precedent set forth in the Series 2017-1 Class A-1 Note Purchase Agreement, on the Series 2017-1 Closing Date, the Co-Issuers may cause (i) the Series 2017-1 Class A-1 Initial Swingline Principal Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2017-1 Class A-1 Swingline Notes corresponding to the aggregate amount of the Series 2017-1 Class A-1 Swingline Loans made on the Series 2017-1 Closing Date pursuant to Section 2.06 of the Series 2017-1 Class A-1 Note Purchase Agreement (the “Series 2017-1 Class A-1 Initial Swingline Loan”) and (ii) the Series 2017-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount to become outstanding by drawing, at par, the initial principal amounts of the Series 2017-1 Class A-1 L/C Notes corresponding to the aggregate Undrawn L/C Face Amount of the Letters of Credit issued on the Series 2017-1 Closing Date pursuant to Section 2.07 of the Series 2017-1 Class A-1 Note Purchase Agreement; provided that at no time may the Series 2017-1 Class A-1 Outstanding Principal Amount exceed the Series 2017-1 Class A-1 Maximum Principal Amount. The procedures relating to increases in the Series 2017-1 Class A-1 Outstanding Subfacility Amount (each such increase referred to as a “Subfacility Increase”) through borrowings of Series 2017-1 Class A-1 Swingline Loans and issuance or incurrence of Series 2017-1 Class A-1 L/C Obligations are set forth in the Series 2017-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Co-Issuers or the Series 2017-1 Class A-1 Administrative Agent of the issuance of the Series 2017-1 Class A-1 Initial Swingline Principal Amount and the Series 2017-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount and any Subfacility Increase, the Trustee shall indicate in its books and records the amount of each such issuance and Subfacility Increase.

Section 2.2 Procedures for Decreasing the Series 2017-1 Class A-1 Outstanding Principal Amount.

(a) Mandatory Decrease. Whenever a Series 2017-1 Class A-1 Excess Principal Event shall have occurred, then, on or before the third Business Day immediately following the date on which the Manager or any Co-Issuer obtains knowledge of such Series 2017-1 Class A-1 Excess Principal Event, the Co-Issuers shall deposit in the Series 2017-1 Class A-1 Distribution Account the amount of funds referred to in the next sentence and shall direct the Trustee in writing to distribute such funds in accordance with Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement. Such written direction of the Co-Issuers shall include a report that will provide for the distribution of (i) funds sufficient to decrease the Series 2017-1 Class A-1 Outstanding Principal Amount by the lesser of (x) the amount necessary, so that after giving effect to such decrease of the Series 2017-1 Class A-1 Outstanding Principal Amount on

such date, no such Series 2017-1 Class A-1 Excess Principal Event shall exist and (y) the amount that would decrease the Series 2017-1 Class A-1 Outstanding Principal Amount to zero (each decrease of the Series 2017-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(a), or any other required payment of principal in respect of the Series 2017-1 Class A-1 Notes pursuant to Section 3.6 of this Series Supplement, a “Mandatory Decrease”), plus (ii) any associated Series 2017-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2017-1 Class A-1 Note Purchase Agreement). Such Mandatory Decrease shall be allocated among the Series 2017-1 Class A-1 Noteholders in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement. Upon obtaining knowledge of such a Series 2017-1 Class A-1 Excess Principal Event, the Co-Issuers promptly, but in any event within two (2) Business Days, shall deliver written notice (by facsimile or e-mail with original to follow by mail) of the need for any such Mandatory Decreases to the Trustee and the Series 2017-1 Class A-1 Administrative Agent. In connection with any Mandatory Decrease, the Co-Issuers shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(b) Voluntary Decrease. On any Business Day, upon at least three (3) Business Days’ prior written notice to each Series 2017-1 Class A-1 Investor, the Series 2017-1 Class A-1 Administrative Agent and the Trustee, the Co-Issuers may decrease the Series 2017-1 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2017-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by depositing in the Series 2017-1 Class A-1 Distribution Account not later than 10 a.m. (New York time) on the date specified as the decrease date in the prior written notice referred to above and providing a written report to the Trustee directing the Trustee to distribute in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement (i) an amount (subject to the last sentence of this Section 2.2(b)) up to the Series 2017-1 Class A-1 Outstanding Principal Amount equal to the amount of such Voluntary Decrease, plus (ii) any associated Series 2017-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2017-1 Class A-1 Note Purchase Agreement); provided, that to the extent the deposit into the Series 2017-1 Class A-1 Distribution Account described above is not made by 10 a.m. (New York time) on a Business Day, the same shall be deemed to be deposited on the following Business Day. Each such Voluntary Decrease shall be in a minimum principal amount as provided in the Series 2017-1 Class A-1 Note Purchase Agreement. In connection with any Voluntary Decrease, the Co-Issuers shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(c) Upon distribution to the Series 2017-1 Class A-1 Noteholders of principal of the Series 2017-1 Class A-1 Advance Notes in connection with each Decrease, the Trustee shall indicate in its books and records such Decrease.

(d) The Series 2017-1 Class A-1 Note Purchase Agreement sets forth additional procedures relating to decreases in the Series 2017-1 Class A-1 Outstanding Subfacility Amount (each such decrease, together with any Voluntary Decrease or Mandatory Decrease allocated to the Series 2017-1 Class A-1 Subfacility Noteholders, referred to as a “Subfacility Decrease”) through (i) borrowings of Series 2017-1 Class A-1 Advances to repay Series 2017-1 Class A-1 Swingline Loans and Series 2017-1 Class A-1 L/C Obligations or (ii) optional prepayments of Series 2017-1 Class A-1 Swingline Loans on same day notice. Upon receipt of written notice from the Co-Issuers or the Series 2017-1 Class A-1 Administrative Agent of any Subfacility Decrease, the Trustee shall indicate in its books and records the amount of such Subfacility Decrease.

Section 2.3 Procedures for Increasing the Series 2017-1 Class A-1 Maximum Principal Amount. The Co-Issuers may increase and/or add Commitments and Commitment Amounts by either (a) entering into an Investor Group Supplement with the applicable Investor Group or (b) entering into a Joinder Agreement to the Variable Funding Note Purchase Agreement with an Investor Group, and delivering a copy of such Investor Group Supplement or Joinder Agreement to the Series 2017-1 Class A-1 Administrative Agent and the Trustee at least five (5) Business Days prior to the effective date of such increase or addition. Subject to satisfaction of the applicable conditions precedent set forth in Section 2.2 of the Base Indenture, the Trustee shall authenticate additional Series 2017-1 Class A-1 Notes as directed by the Master Issuer. Each such increase or addition shall be in a minimum principal amount of at least $5 million. On the applicable Additional Issuance Date, the Co-Issuers shall deposit funds in an amount equal to the excess, if any, by which the Series 2017-1 Senior Notes Interest Reserve Amount (calculated after giving effect to the issuance of such additional Series 2017-1 Class A-1 Notes) exceeds the Series 2017-1 Available Senior Notes Interest Reserve Amount into the Senior Notes Interest Reserve Account.

ARTICLE III

SERIES 2017-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2017-1 Notes only, the following shall apply:

Section 3.1 Allocations with Respect to the Series 2017-1 Notes. On the Series 2017-1 Closing Date, $5,365,000 of the net proceeds from the initial sale of the Series 2017-1 Notes will be deposited into the Senior Notes Interest Reserve Account and the remainder of the net proceeds from the sale of the Series 2017-1 Notes will be paid to, or at the direction of, the Co-Issuers.

Section 3.2 Application of Weekly Collections on Weekly Allocation Dates to the Series 2017-1 Notes; Quarterly Payment Date Applications. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account all amounts relating to the Series 2017-1 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments, including the following:

(a) Series 2017-1 Senior Notes Quarterly Interest. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2017-1 Class A-1 Quarterly Interest and the Series 2017-1 Class A-2 Quarterly Interest deemed to be “Senior Notes Quarterly Interest” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(b) Series 2017-1 Class A-1 Quarterly Commitment Fees. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2017-1 Class A-1 Quarterly Commitment Fees deemed to be “Class A-1 Senior Notes Quarterly Commitment Fees” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(c) Series 2017-1 Class A-1 Administrative Expenses. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to pay to the Series 2017-1 Class A-1 Administrative Agent from the Collection Account the Series 2017-1 Class A-1 Administrative Expenses deemed to be “Class A-1 Senior Notes Administrative Expenses” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(d) Series 2017-1 Senior Notes Interest Reserve Amount.

(i) The Co-Issuers shall maintain an amount on deposit in the Senior Notes Interest Reserve Account with respect to the Series 2017-1 Notes equal to the Series 2017-1 Senior Notes Interest Reserve Amount.

(ii) If on any Weekly Allocation Date there is a Series 2017-1 Senior Notes Interest Reserve Account Deficiency, the Master Issuer shall instruct the Trustee in writing to deposit into the Senior Notes Interest Reserve Account an amount equal to the Series 2017-1 Senior Notes Interest Reserve Account Deficit Amount pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(iii) On each Accounting Date preceding the first Quarterly Payment Date following a Series 2017-1 Interest Reserve Release Event or on which a Series 2017-1 Interest Reserve Release Event occurs, the Master Issuer shall instruct the Trustee in writing to withdraw the Series 2017-1 Interest Reserve Release Amount, if any, from the Senior Notes Interest Reserve Account and deposit such amounts into the Collection Account in accordance with Section 5.10(a)(xxvii) of the Base Indenture.

(iv) On each Accounting Date, the Manager shall determine (A) the value of the Series 2017-1 Senior Notes Interest Reserve Amount for such Quarterly Collection Period based on the known value of the Series 2017-1 Class A-1 Note Rate and (B) the difference between (1) such amount and (2) the total amount allocated to the Senior Notes Interest Reserve Account on each Weekly Allocation Date during such Quarterly Collection Period based on the Manager’s estimates of the Series 2017-1 Class A-1 Note Rate. Where the amount described in clause (A) exceeds the amount described in clause (B)(2), the Master Issuer shall instruct the Trustee in writing to deposit into the Senior Notes Interest Reserve Amount an amount equal to such difference on the immediately succeeding Weekly Allocation Date pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

Where the amount described in clause (B)(2) exceeds the amount described in clause (A), the Master Issuer shall instruct the Trustee in writing to withdraw an amount equal to such difference on the immediately succeeding Weekly Allocation Date and deposit such amount into the Collection Account.

(e) Series 2017-1 Senior Notes Rapid Amortization Principal Amounts. If any Weekly Allocation Date occurs during a Rapid Amortization Period or Series 2017-1 Class A-1 Senior Notes Amortization Period, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account for payment of principal on the Series 2017-1 Senior Notes the amounts contemplated by the Priority of Payments for such principal.

(f) Series 2017-1 Class A-2 Scheduled Principal Payments. On each Weekly Allocation Date prior to the occurrence of a Rapid Amortization Event as set forth in clause (e) of Section 9.1 of the Base Indenture, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2017-1 Class A-2 Scheduled Principal Payments Amounts deemed to be “Senior Notes Scheduled Principal Payments” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(g) Series 2017-1 Class A-2 Scheduled Principal Payment Deficiency Amount. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the portion of the Senior Notes Scheduled Principal Payments Deficiency Amount attributable to the Series 2017-1 Class A-2 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(h) [Reserved].

(i) Series 2017-1 Class A-1 Other Amounts. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2017-1 Class A-1 Other Amounts deemed to be “Class A-1 Senior Notes Other Amounts” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(j) Series 2017-1 Senior Notes Quarterly Post-ARD Contingent Interest. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2017-1 Class A-1 Post-Renewal Date Contingent Interest and the Series 2017-1 Class A-2 Post-ARD Contingent Interest deemed to be “Senior Notes Quarterly Post-ARD Contingent Interest” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(k) Series 2017-1 Class A-2 Make-Whole Prepayment Premium. On each Weekly Allocation Date, the Master Issuer shall instruct the Trustee in writing to allocate from the Collection Account the Series 2017-1 Class A-2 Make-Whole Prepayment Premium deemed to be “unpaid premiums and make-whole prepayment premiums” pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

(l) Application Instructions. The Control Party is hereby authorized (but shall not be obligated) to deliver any instruction contemplated in this Section 3.2 that is not timely delivered by or on behalf of any Co-Issuer.

Section 3.3 Certain Distributions from Series 2017-1 Distribution Accounts. On each Quarterly Payment Date, based solely upon the most recent Quarterly Manager’s Certificate, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit (i) to the Series 2017-1 Class A-1 Noteholders from the Series 2017-1 Class A-1 Distribution Account, the amounts withdrawn from the Senior Notes Interest Account, Class A-1 Senior Notes Commitment Fees Account and Senior Notes Principal Payments Account, pursuant to Section 5.12(a), (d), or (g), as applicable, of the Base Indenture, and deposited in the Series 2017-1 Class A-1 Distribution Account for the payment of interest and fees and, to the extent applicable, principal on such Quarterly Payment Date and (ii) to the Series 2017-1 Class A-2 Noteholders from the Series 2017-1 Class A-2 Distribution Account, the amounts withdrawn from the Senior Notes Interest Account and Senior Notes Principal Payments Account, as applicable, pursuant to Section 5.12(a) or (c), as applicable, of the Base Indenture, the amount deposited in the Series 2017-1 Class A-2 Distribution Account for the payment of interest and, to the extent applicable, principal on such Quarterly Payment Date.

Section 3.4 Series 2017-1 Class A-1 Interest and Certain Fees.

(a) Series 2017-1 Class A-1 Note Rate and L/C Fees. From and after the Series 2017-1 Closing Date, the applicable portions of the Series 2017-1 Class A-1 Outstanding Principal Amount will accrue (i) interest at the Series 2017-1 Class A-1 Note Rate and (ii) Series 2017-1 Class A-1 L/C Fees at the applicable rates provided therefor in the Series 2017-1 Class A-1 Note Purchase Agreement. Such accrued interest and fees will be due and payable in arrears on each Quarterly Payment Date from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on October 25, 2017; provided that in any event all accrued but unpaid interest and fees shall be paid in full on the Series 2017-1 Legal Final Maturity Date, on any Series 2017-1 Prepayment Date with respect to a prepayment in full of the Series 2017-1 Class A-1 Notes, on any day when the Commitments are terminated in full or on any other day on which all of the Series 2017-1 Class A-1 Outstanding Principal Amount is required to be paid in full. To the extent any such amount is not paid when due, such unpaid amount will accrue interest at the Series 2017-1 Class A-1 Note Rate.

(b) Undrawn Commitment Fees. From and after the Series 2017-1 Closing Date, Undrawn Commitment Fees will accrue as provided in the Series 2017-1 Class A-1 Note Purchase Agreement. Such accrued fees will be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on October 25, 2017. To the extent any such amount is not paid when due, such unpaid amount will accrue interest at the Series 2017-1 Class A-1 Note Rate.

(c) Series 2017-1 Class A-1 Post-Renewal Date Contingent Interest. From and after the Series 2017-1 Class A-1 Senior Notes Renewal Date, if the Series 2017-1 Final Payment has not been made, additional interest will accrue on the Series 2017-1 Class A-1 Outstanding Principal Amount (excluding any Undrawn L/C Face Amounts included therein) at an annual rate equal to 5% per annum (the “Series 2017-1 Class A-1 Post-Renewal Date Contingent Interest Rate”) in addition to the regular interest that will continue to accrue at the Series 2017-1 Class A-1 Note Rate. All computations of Series 2017-1 Class A-1 Post-Renewal Date Contingent Interest shall be made on the basis of a 360-day year consisting of twelve 30-day months. Any Series 2017-1 Class A-1 Post-Renewal Date Contingent Interest will be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so made available, and failure to pay any Series 2017-1 Class A-1 Post-Renewal Date Contingent Interest in excess of such amounts will not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(d) Series 2017-1 Class A-1 Initial Interest Period. The initial Interest Period for the Series 2017-1 Class A-1 Notes shall commence on the Series 2017-1 Closing Date and end on (but exclude) October 25, 2017.

Section 3.5 Series 2017-1 Class A-2 Interest.

(a) Series 2017-1 Class A-2 Note Rate. From the Series 2017-1 Closing Date until the Series 2017-1 Class A-2 Outstanding Principal Amount has been paid in full, the Outstanding Principal Amount of a Subclass of the Series 2017-1 Class A-2 Notes (after giving effect to all payments of principal made to Noteholders as of the first day of such Interest Period and also giving effect to repurchases and cancellations of Series 2017-1 Class A-2 Notes during such Interest Period) will accrue interest at the Series 2017-1 Class A-2 Note Rate applicable to such Subclass for such Interest Period. Such accrued interest will be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on October 25, 2017; provided that in any event all accrued but unpaid interest shall be due and payable in full on the Series 2017-1 Legal Final Maturity Date, on any Series 2017-1 Prepayment Date with respect to a prepayment in full of the Series 2017-1 Class A-2 Notes or on any other day on which all of the Series 2017-1 Class A-2 Outstanding Principal Amount is required to be paid in full. To the extent any interest accruing at the Series 2017-1 Class A-2 Note Rate is not paid when due, such unpaid interest will accrue interest at the applicable Series 2017-1 Class A-2 Note Rate. Computations of interest at the Series 2017-1 Class A-2 Note Rate shall be calculated (i) with respect to the Series 2017-1 Class A-2-II(FX) Notes and the Series 2017-1 Class A-2-III(FX) Notes, on the basis of a 360-day year consisting of twelve 30-day months, and (ii) with respect to the Series 2017-1 Class A-2-I(FL) Notes, on the basis of a 360-day year and the actual number of days elapsed.

(b) Series 2017-1 Class A-2 Post-ARD Contingent Interest.

(i) Post-ARD Contingent Interest. From and after the Series 2017-1 Anticipated Repayment Date applicable to a Subclass of the Series 2017-1 Class A-2 Notes until the Series 2017-1 Class A-2 Outstanding Principal Amount with respect to such Subclass has been paid in full, additional interest will accrue on the Outstanding Principal Amount of such Subclass at an annual interest rate (the “Series 2017-1 Class A-2 Post-ARD Contingent Interest Rate”) (a) which for the Series 2017-1 Class A-2-II(FX) Notes and the Series 2017-1 Class A-2-III(FX) Notes will be equal to the greater of (i) 5% per annum and (ii) a per annum rate equal to the excess, if any, by which (A) the sum of the yield to maturity (adjusted to a quarterly bond-equivalent basis), on such Subclass’ Series 2017-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years plus 5% plus (1) with respect to the Series 2017-1 Class A-2-II(FX) Notes, 1.25% and (2) with respect to the Series 2017-1 Class A-2-III(FX) Notes, 2.00%, exceeds (B) such Subclass’ Series 2017-1 Class A-2 Note Rate, and (b) which for the Series 2017-1 Class A-2-I(FL) Notes will be equal to 5% (such additional interest, the “Series 2017-1 Class A-2 Post-ARD Contingent Interest”). Computations of Series 2017-1 Class A-2 Post-ARD Contingent Interest shall be calculated (i) with respect to the Series 2017-1 Class A-2-II(FX) Notes and the Series 2017-1 Class A-2-III(FX) Notes, on the basis of a 360-day year consisting of twelve 30-day months, and (ii) with respect to the Series 2017-1 Class A-2-I(FL) Notes, on the basis of a 360-day year and the actual number of days elapsed.

(ii) Payment of Series 2017-1 Class A-2 Post-ARD Contingent Interest. Any Series 2017-1 Class A-2 Post-ARD Contingent Interest will be due and payable on any applicable Quarterly Payment Date only as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. The failure to pay any Series 2017-1 Class A-2 Post-ARD Contingent Interest on any applicable Quarterly Payment Date (including on the Series 2017-1 Legal Final Maturity Date) in excess of amounts available therefor in accordance with the Priorities of Payment will not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(c) Series 2017-1 Class A-2 Initial Interest Period. The initial Interest Period for the Series 2017-1 Class A-2 Notes shall commence on the Series 2017-1 Closing Date and end on (but exclude) October 25, 2017.

Section 3.6 Payment of Series 2017-1 Note Principal.

(a) Series 2017-1 Senior Notes Principal Payment at Legal Maturity. The Series 2017-1 Outstanding Principal Amount shall be due and payable on the Series 2017-1 Legal Final Maturity Date. The Series 2017-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 3.6 and, in respect of the Series 2017-1 Class A-1 Outstanding Principal Amount, Section 2.2 of this Series Supplement.

(b) Series 2017-1 Anticipated Repayment. The Series 2017-1 Final Payment is anticipated to occur (i) with respect to the Series 2017-1 Class A-1 Notes, on the Series 2017-1 Class A-1 Senior Notes Renewal Date, (ii) with respect to the Series 2017-1 Class A-2-I(FL) Notes and Series 2017-1 Class A-2-II(FX) Notes, on the Quarterly Payment Date occurring in July 2022 and (iii) with respect to the Series 2017-1 Class A-2-III(FX) Notes, on the Quarterly Payment Date occurring in July 2027 (each, the “Series 2017-1 Anticipated Repayment Date” with respect to such Class or Subclass). The initial Series 2017-1 Class A-1 Senior Notes Renewal Date will be the Quarterly Payment Date occurring in July 2022, unless extended as provided below in this Section 3.6(b).

(i) First Extension Election. Subject to the conditions set forth in Section 3.6(b)(iii) of this Series Supplement, the Manager shall have the option on or before the Quarterly Payment Date occurring in July 2022 to elect (the “Series 2017-1 First Extension Election”) to extend the Series 2017-1 Class A-1 Senior Notes Renewal Date to the Quarterly Payment Date occurring in July 2023 by delivering written notice to the Trustee and the Control Party; provided that upon such extension, the Quarterly Payment Date occurring in July 2023 shall become the Series 2017-1 Class A-1 Senior Notes Renewal Date.

(ii) Second Extension Election. Subject to the conditions set forth in Section 3.6(b)(iii) of this Series Supplement, if the Series 2017-1 First Extension Election has been made and has become effective, the Manager shall have the option on or before the Quarterly Payment Date occurring in July 2023 to elect (the “Series 2017-1 Second Extension Election”) to extend the Series 2017-1 Class A-1 Senior Notes Renewal Date to the Quarterly Payment Date occurring in July 2024 by delivering written notice to the Trustee and the Control Party; provided that upon such extension, the Quarterly Payment Date occurring in July 2024 shall become the Series 2017-1 Class A-1 Senior Notes Renewal Date.

(iii) Conditions Precedent to Extension Elections. It shall be a condition to the effectiveness of the Series 2017-1 Extension Elections that, in the case of the Series 2017-1 First Extension Election, on the Quarterly Payment Date occurring in July 2022, or in the case of the Series 2017-1 Second Extension Election, on the Quarterly Payment Date occurring in July 2023, (a) the Quarterly DSCR is greater than or equal to 2.75 (calculated with respect to the most recently ended Quarterly Collection Period), and (b) either (1) the rating assigned to the Series 2017-1 Class A-2 Notes by S&P Global Ratings has not been downgraded below “BBB+” or withdrawn or (2) the Series 2017-1 Class A-2 Notes have been downgraded below “BBB+” by S&P Global Ratings or their rating has been withdrawn by S&P Global Ratings but such downgrade or withdrawal was caused primarily by the bankruptcy, insolvency or other financial difficulty experienced by any entity other than an Affiliate of Holdco. Any notice given pursuant to Section 3.6(b)(i) or (ii) of this Series Supplement shall be irrevocable; provided that if the conditions set forth in this Section 3.6(b)(iii) are not met as of the applicable extension date, the election set forth in such notice shall automatically be deemed ineffective.

(c) Payment of Series 2017-1 Class A-2 Scheduled Principal Payments. Series 2017-1 Class A-2 Scheduled Principal Payments with respect to each Subclass will be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available, and failure to pay any Series 2017-1 Class A-2 Scheduled Principal Payment in excess of such amounts will not be an Event of Default; provided, that no Series 2017-1 Class A-2 Scheduled Principal Payment will be due and payable on any Quarterly Payment Date if the Series Non-Amortization Test is met with respect to such date; and provided further that, even if the Series Non-Amortization Test is met with respect to such date, at the option of the Master Issuer, and prior to the Series 2017-1 Anticipated Repayment Date for such Subclass, all or part of the Series 2017-1 Class A-2 Scheduled Principal Payment Amount with respect to such Subclass may be paid on any Quarterly Payment Date.

(d) Series 2017-1 Notes Mandatory Payments of Principal.

(i) If a Change of Control to which the Control Party (acting at the direction of the Controlling Class Representative) has not waived or provided its prior written consent occurs, the Co-Issuers shall prepay all the Series 2017-1 Notes in full by (A) depositing within ten Business Days of the date on which such Change of Control occurs an amount equal to the Series 2017-1 Outstanding Principal Amount and all other amounts that are or will be due and payable with respect to the Series 2017-1 Notes under the Indenture Documents as of the applicable Series 2017-1 Prepayment Date referred to in clause (D) below (including all interest and fees accrued to such date, any Series 2017-1 Class A-2 Make-Whole Prepayment Premium required to be paid in connection therewith pursuant to Section 3.6(e) of this Series Supplement and any associated Series 2017-1 Class A-1 Breakage Amounts incurred as a result of such prepayment (calculated in accordance with the Series 2017-1 Class A-1 Note Purchase Agreement)) in the applicable Series 2017-1 Distribution Accounts, (B) reimbursing the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate), (C) delivering Prepayment Notices in accordance with Section 3.6(g) of this Series Supplement and (D) directing the Trustee to distribute such amount set forth in clause (A) to the Series 2017-1 Noteholders on the Series 2017-1 Prepayment Date specified in such Prepayment Notices.

(ii) [Reserved].

(iii) During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Class or Subclass of Series 2017-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available, together with any Series 2017-1 Class A-2 Make-Whole Prepayment Premium required to be paid in connection therewith pursuant to Section 3.6(e) of this Series Supplement; provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2017-1 Class A-2 Make-Whole

Prepayment Premium is not paid because insufficient funds are available to pay such Series 2017-1 Class A-2 Make-Whole Prepayment Premium in accordance with the Priority of Payments. Such payments shall be (A) in the case of the Series 2017-1 Class A-1 Noteholders, allocated in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement and (B) in the case of the Noteholders of the Series Class A-2 Notes, ratably allocated among the Noteholders within such Subclass (excluding the Series 2017-1 Class A-2-I(FL) Notes) based on their respective portion of the Series 2017-1 Outstanding Principal Amount of such Subclass (excluding the Series 2017-1 Class A-2-I(FL) Notes) .

(iv) During any Series 2017-1 Class A-1 Senior Notes Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the applicable Series 2017-1 Class A-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be allocated among the Series 2017-1 Class A-1 Noteholders, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement.

(e) Series 2017-1 Class A-2 Make-Whole Prepayment Premium Payments. In connection with any mandatory prepayment of any Series 2017-1 Class A-2 Notes made pursuant to Section 3.6(d)(i), Section 3.6(d)(iii) or Section 3.6(j) of this Series Supplement upon a Change of Control, in connection with any Real Estate Disposition Proceeds, or during any Rapid Amortization Period, or in connection with any optional prepayment of any Series 2017-1 Class A-2 Notes made pursuant to Section 3.6(f) of this Series Supplement, in each case prior to the applicable Series 2017-1 Anticipated Repayment Date (each, a “Series 2017-1 Prepayment”), the Co-Issuers shall pay, in the manner described herein, the Series 2017-1 Class A-2 Make-Whole Prepayment Premium to the Series 2017-1 Class A-2 Noteholders with respect to the applicable Series 2017-1 Prepayment Amount; provided that no such Series 2017-1 Class A-2 Make-Whole Prepayment Premium shall be payable in connection (A) with the Series 2017-1 Class A-2-I(FL) Notes, (B) (i) with respect to the Series 2017-1 Class A-2-II(FX) Notes, prepayments made on or after the Quarterly Payment Date in January 2020, and (ii) with respect to the Series 2017-1 Class A-2-III(FX) Notes, prepayments made on or after the Quarterly Payment Date in July 2024, (with respect to each Subclass, the dates set forth in clauses (i) and (ii), the “Make-Whole End Date” for such Subclass), (C) solely with respect to the Series 2017-1 Class A-2-III(FX) Notes, if all Outstanding Notes will be prepaid (including by refinancing) in full, on any day from and including the Quarterly Payment Date in July 2021 to and including the Quarterly Payment Date in July 2022, provided that such prepayment will be made for a redemption price equal to 101.00% of the outstanding principal balance of the Series 2017-1 Class A-2-III(FX) Notes being redeemed on such prepayment date; (D) with any prepayment made in connection with Indemnification Payments, or (E) with Series 2017-1 Class A-2 Scheduled Principal Payments (including those paid at the election of the Master Issuer if the Series Non-Amortization Test is satisfied) and any Series 2017-1 Class A-2 Scheduled Principal Deficiency Amounts.

(f) Optional Prepayment of Series 2017-1 Class A-2 Notes. Subject to Section 3.6(e) and (g) of this Series Supplement, the Co-Issuers shall have the option to prepay the Outstanding Principal Amount of the Series 2017-1 Class A-2 Notes in full on any Business Day or in part on any Quarterly Payment Date, or on any date a mandatory prepayment may be made and that is specified as the Series 2017-1 Prepayment Date in the applicable Prepayment Notices; provided, that the Co-Issuers shall not make any optional prepayment in part of any Series 2017-1 Class A-2 Notes pursuant to this Section 3.6(f) in a principal amount for any single prepayment of less than $5,000,000 on any Quarterly Payment Date (except that any such prepayment may be in a principal amount less than such amount if effected on the same day as any partial mandatory prepayment or repayment pursuant to this Series Supplement); provided, further, that no such optional prepayment may be made unless (i) the funds on deposit in the Senior Notes Principal Payments Account that are allocable to the Series 2017-1 Class A-2 Notes to be prepaid are sufficient to pay the principal amount of the Series 2017-1 Class A-2 Notes to be prepaid and the Series 2017-1 Class A-2 Make-Whole Prepayment Premium required pursuant to Section 3.6(e), in each case, payable on the relevant Series 2017-1 Prepayment Date; (ii) the funds on deposit in the Senior Notes Interest Account that are allocable to the Series 2017-1 Class A-2 Outstanding Principal Amount to be prepaid are sufficient to pay (A) the Series 2017-1 Class A-2 Quarterly Interest to but excluding the relevant Series 2017-1 Prepayment Date relating to the Series 2017-1 Class A-2 Outstanding Principal Amount to be prepaid and (B) only if such optional prepayment is a prepayment in whole, (x) the Series 2017-1 Class A-2 Post-ARD Contingent Interest and (y) all Securitization Operating Expenses, to the extent attributable to the Series 2017-1 Class A-2 Notes; and (iii) the Co-Issuers shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Servicing Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate). The Co-Issuers may prepay a Series of Notes in full at any time regardless of the number of prior optional prepayments or any minimum payment requirement.

(g) Notices of Prepayments. The Co-Issuers shall give prior written notice (each, a “Prepayment Notice”) at least ten (10) Business Days but not more than twenty (20) Business Days prior to any Series 2017-1 Prepayment pursuant to Section 3.6(d)(i) or Section 3.6(f) of this Series Supplement to each Series 2017-1 Noteholder affected by such Series 2017-1 Prepayment, each of the Rating Agencies, the Servicer, the Control Party and the Trustee; provided that at the request of the Co-Issuers, such notice to the affected Series 2017-1 Noteholders shall be given by the Trustee in the name and at the expense of the Co-Issuers. In connection with any such Prepayment Notice, the Co-Issuers shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 3.6(k) of this Series Supplement. With respect to each such Series 2017-1 Prepayment, the related Prepayment Notice shall, in each case, specify (A) the Series 2017-1 Prepayment Date on which such prepayment will be made, which in all cases shall be a Business Day and, in the case of a mandatory prepayment upon a Change of Control, shall be no more than 10 Business Days after the occurrence of such event, (B) the aggregate principal amount of the applicable Class of Notes to be prepaid on such date (such amount, together with all accrued and unpaid interest thereon to such date, a “Series 2017-1 Prepayment Amount”) and (C) the date on which the applicable Series 2017-1 Class A-2 Make-Whole Prepayment Premium, if any, to be paid in connection therewith will be calculated, which calculation date shall be no earlier than the fifth Business Day before such Series 2017-1 Prepayment Date (the “Series 2017-1 Make-Whole Premium Calculation Date”). Any such optional prepayment and Prepayment Notice may, in the Co-Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent. The Co-Issuers shall have the option, by written notice to the Trustee, the Control Party, the Rating Agencies and the affected Noteholders, to revoke, or amend the Series 2017-1 Prepayment Date set forth in (x) any Prepayment Notice relating to an optional prepayment at any time up to the second Business Day before the Series 2017-1 Prepayment Date set forth in such Prepayment Notice and (y) subject to the requirements of the preceding sentence, any Prepayment Notice relating to mandatory prepayment upon a Change of Control at any time up to the earlier of (I) the occurrence of such event and (II) the second Business Day before the Series 2017-1 Prepayment Date set forth in such Prepayment Notice; provided that in no event shall any Series 2017-1 Prepayment Date be amended to a date earlier than the second Business Day after such amended notice is given. Any Prepayment Notice shall become irrevocable two Business Days prior to the date specified in the Prepayment Notice as the Series 2017-1 Prepayment Date. All Prepayment Notices shall be (i) transmitted by facsimile or email to (A) each affected Series 2017-1 Noteholder to the extent such Series 2017-1 Noteholder has provided a facsimile number or email address to the Trustee and (B) to each of the Rating Agencies, the Servicer and the Trustee and (ii) sent by registered mail to each affected Series 2017-1 Noteholder. For the avoidance of doubt, a Voluntary Decrease in respect of the Series 2017-1 Class A-1 Notes is governed by Section 2.2 of this Series Supplement and not by this Section 3.6. A Prepayment Notice may be revoked or amended by any Co-Issuer if the Trustee receives written notice of such revocation or amendment no later than 10:00 a.m. (New York City time) two Business Days prior to such Series 2017-1 Prepayment Date. The Co-Issuers shall give written notice of such revocation to the Servicer, and at the request of the Co-Issuers, the Trustee shall forward the notice of revocation or amendment to the Series 2017-1 Noteholders.

(h) Series 2017-1 Prepayments. On each Series 2017-1 Prepayment Date with respect to any Series 2017-1 Prepayment, the Series 2017-1 Prepayment Amount and the Series 2017-1 Class A-2 Make-Whole Prepayment Premium, if any, and any associated Series 2017-1 Class A-1 Breakage Amounts applicable to such Series 2017-1 Prepayment shall be due and payable. The Co-Issuers shall pay the Series 2017-1 Prepayment Amount together with the applicable Series 2017-1 Class A-2 Make-Whole Prepayment Premium, if any, with respect to such Series 2017-1 Prepayment Amount, by, to the extent not already deposited therein pursuant to Section 3.6(d)(i) or (f) of this Series Supplement, depositing such amounts in the applicable Series 2017-1 Distribution Account on or prior to the related Series 2017-1 Prepayment Date to be distributed in accordance with Section 3.6(k) of this Series Supplement.

(i) [Reserved].

(j) Indemnification Payments; Real Estate Disposition Proceeds. Any Indemnification Payments or Real Estate Disposition Proceeds allocated to the Senior Notes Principal Payments Account in accordance with Section 5.11(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payments Account in accordance with Section 5.12(g) of the Base Indenture, and any funds allocable to the Series 2017-1 Notes shall be deposited in the applicable Series 2017-1 Distribution Accounts and used to prepay first, if a Series 2017-1 Class A-1 Senior Notes Amortization Period is continuing, the Series 2017-1 Class A-1 Notes (in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement), second, the Series 2017-1 Class

A-2 Notes (based on their respective portion of the Series 2017-1 Class A-2 Outstanding Principal Amount), and third, provided that clause first does not apply, the Series 2017-1 Class A-1 Notes (in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement), on the Quarterly Payment Date immediately succeeding such deposit. In connection with any prepayment made with Indemnification Payments pursuant to this Section 3.6(j), the Co-Issuers shall not be obligated to pay any prepayment premium. The Co-Issuers shall, however, be obligated to pay any applicable Series 2017-1 Class A-2 Make-Whole Prepayment Premium required to be paid pursuant to Section 3.6(e) of this Series Supplement in connection with any prepayment made with Real Estate Disposition Proceeds pursuant to this Section 3.6(j); provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2017-1 Class A-2 Make-Whole Prepayment Premium is not paid because insufficient funds are available to pay such Series 2017-1 Class A-2 Make-Whole Prepayment Premium, in accordance with the Priority of Payments.

(k) Series 2017-1 Prepayment Distributions.

(i) On the Series 2017-1 Prepayment Date for each Series 2017-1 Prepayment to be made pursuant to this Section 3.6 in respect of the Series 2017-1 Class A-1 Notes, the Trustee shall, in accordance with Section 6.1 of the Base Indenture (except that notwithstanding anything to the contrary therein, references to the distributions being made on a Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2017-1 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely upon the applicable written report provided to the Trustee pursuant to Section 3.6(g) of this Series Supplement, wire transfer to the Series 2017-1 Class A-1 Noteholders of record on the applicable Prepayment Record Date, in accordance with the order of distribution of principal payments set forth in Section 4.02 of the Series 2017-1 Class A-1 Note Purchase Agreement, the amount deposited in the Series 2017-1 Class A-1 Distribution Account pursuant to this Section 3.6, if any, in order to repay the applicable portion of the Series 2017-1 Class A-1 Outstanding Principal Amount and pay all accrued and unpaid interest thereon up to such Series 2017-1 Prepayment Date and any associated Series 2017-1 Class A-1 Breakage Amounts incurred as a result of such prepayment.

(ii) On the Series 2017-1 Prepayment Date for each Series 2017-1 Prepayment to be made pursuant to this Section 3.6 in respect of the Series 2017-1 Class A-2 Notes, the Trustee shall, in accordance with Section 6.1 of the Base Indenture (except that notwithstanding anything to the contrary therein, references to the distributions being made on a Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2017-1 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely upon the applicable written report provided to the Trustee pursuant to Section 3.6(g) of this Series Supplement, wire transfer to the Series 2017-1 Class A-2 Noteholders of record on the preceding Prepayment Record Date on a pro rata basis, based on their respective portion of the Series 2017-1 Class A-2 Outstanding Principal Amount, the amount deposited in the Series 2017-1 Class A-2 Distribution Account

pursuant to this Section 3.6, if any, in order to repay the applicable portion of the Series 2017-1 Class A-2 Outstanding Principal Amount and pay all accrued and unpaid interest thereon up to such Series 2017-1 Prepayment Date and any Series 2017-1 Class A-2 Make-Whole Prepayment Premium due to Series 2017-1 Class A-2 Noteholders payable on such date.

(l) Series 2017-1 Notices of Final Payment. The Co-Issuers shall notify the Trustee, the Servicer and each of the Rating Agencies on or before the Prepayment Record Date preceding the Series 2017-1 Prepayment Date that will be the Series 2017-1 Final Payment Date; provided, however, that with respect to any Series 2017-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Co-Issuers shall not be obligated to provide any additional notice to the Trustee or the Rating Agencies of such Series 2017-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 3.6(g) of this Series Supplement. The Trustee shall provide any written notice required under this Section 3.6(l) to each Person in whose name a Series 2017-1 Note is registered at the close of business on such Prepayment Record Date of the Series 2017-1 Prepayment Date that will be the Series 2017-1 Final Payment Date. Such written notice to be sent to the Series 2017-1 Noteholders shall be made at the expense of the Co-Issuers and shall be mailed by the Trustee within five (5) Business Days of receipt of notice from the Co-Issuers indicating that the Series 2017-1 Final Payment will be made and shall specify that such Series 2017-1 Final Payment will be payable only upon presentation and surrender of the Series 2017-1 Notes and shall specify the place where the Series 2017-1 Notes may be presented and surrendered for such Series 2017-1 Final Payment.

Section 3.7 Series 2017-1 Class A-1 Distribution Account.

(a) Establishment of Series 2017-1 Class A-1 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2017-1 Class A-1 Noteholders an account (the “Series 2017-1 Class A-1 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2017-1 Class A-1 Noteholders. The Series 2017-1 Class A-1 Distribution Account shall be an Eligible Account. Initially, the Series 2017-1 Class A-1 Distribution Account will be established with the Trustee.

(b) Administration of the Series 2017-1 Class A-1 Distribution Account. All amounts held in the Series 2017-1 Class A-1 Distribution Account shall be invested in Permitted Investments at the written direction (which may be standing directions) of the Master Issuer; provided, however, that any such investment in the Series 2017-1 Class A-1 Distribution Account shall mature not later than the Business Day prior to the first Quarterly Payment Date following the date on which such funds were received or such other date on which any such funds are scheduled to be paid to the Series 2017-1 Class A-1 Noteholders. In the absence of written investment instructions hereunder, funds on deposit in the Series 2017-1 Class A-1 Distribution Account shall be invested at the direction of the Master Issuer as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from Series 2017-1 Class A-1 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2017-1 Class A-1 Distribution Account shall be deemed to be available and on deposit for distribution to the Series 2017-1 Class A-1 Noteholders.

(d) Series 2017-1 Class A-1 Distribution Account Constitutes Additional Collateral for Series 2017-1 Class A-1 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2017-1 Class A-1 Notes, the Co-Issuers hereby grant a security interest in and assign, pledge, grant, transfer and set over to the Trustee, for the benefit of the Series 2017-1 Class A-1 Noteholders, all of the Co-Issuers’ right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2017-1 Class A-1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2017-1 Class A-1 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2017-1 Class A-1 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2017-1 Class A-1 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2017-1 Class A-1 Distribution Account Collateral”).

(e) Termination of Series 2017-1 Class A-1 Distribution Account. On or after the date on which (1) all accrued and unpaid interest on and principal of all Outstanding Series 2017-1 Class A-1 Notes have been paid, (2) all Undrawn L/C Face Amounts have expired or have been cash collateralized in accordance with the terms of the Series 2017-1 Class A-1 Note Purchase Agreement (after giving effect to the provisions of Section 4.04 of the Series 2017-1 Class A-1 Note Purchase Agreement), (3) all fees and expenses and other amounts then due and payable under the Series 2017-1 Class A-1 Note Purchase Agreement have been paid and (4) all Series 2017-1 Class A-1 Commitments have been terminated in full, the Trustee, acting in accordance with the written instructions of the Master Issuer, shall withdraw from the Series 2017-1 Class A-1 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments.

Section 3.8 Series 2017-1 Class A-2 Distribution Account.

(a) Establishment of Series 2017-1 Class A-2 Distribution Account. The Trustee has established and shall maintain in the name of the Trustee for the benefit of the Series 2017-1 Class A-2 Noteholders an account (the “Series 2017-1 Class A-2 Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2017-1 Class A-2 Noteholders. The Series 2017-1 Class A-2 Distribution Account shall be an Eligible Account. Initially, the Series 2017-1 Class A-2 Distribution Account will be established with the Trustee.

(b) Administration of the Series 2017-1 Class A-2 Distribution Account. All amounts held in the Series 2017-1 Class A-2 Distribution Account shall be invested in the Permitted Investments at the written direction (which may be standing directions) of the Master Issuer; provided, however, that any such investment in the Series 2017-1 Class A-2 Distribution Account shall mature not later than the Business Day prior to the first Quarterly Payment Date following the date on which such funds were received or such other date on which any such funds are scheduled to be paid to the Series 2017-1 Class A-2 Noteholders. In the absence of written investment instructions hereunder, funds on deposit in the Series 2017-1 Class A-2 Distribution Account shall be invested at the direction of the Master Issuer as fully as practicable in one or more Permitted Investments of the type described in clause (b) of the definition thereof. The Master Issuer shall not direct (or permit) the disposal of any Permitted Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Permitted Investment.

(c) Earnings from Series 2017-1 Class A-2 Distribution Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2017-1 Class A-2 Distribution Account shall be deemed to be available and on deposit for distribution to the Series 2017-1 Class A-2 Noteholders.

(d) Series 2017-1 Class A-2 Distribution Account Constitutes Additional Collateral for Series 2017-1 Class A-2 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2017-1 Class A-2 Notes, the Co-Issuers hereby grant a security interest in and assign, pledge, grant, transfer and set over to the Trustee, for the benefit of the Series 2017-1 Class A-2 Noteholders, all of the Co-Issuers’ right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2017-1 Class A-2 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2017-1 Class A-2 Distribution Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2017-1 Class A-2 Distribution Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2017-1 Class A-2 Distribution Account, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2017-1 Class A-2 Distribution Account Collateral”).

(e) Termination of Series 2017-1 Class A-2 Distribution Account. On or after the date on which all accrued and unpaid interest on and principal of all Outstanding Series 2017-1 Class A-2 Notes have been paid, the Trustee, acting in accordance with the written instructions of the Master Issuer, shall withdraw from the Series 2017-1 Class A-2 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments.

Section 3.9 Trustee as Securities Intermediary and Calculation Agent.

(a) The Trustee or other Person holding the Series 2017-1 Distribution Accounts shall be the “Series 2017-1 Securities Intermediary.” If the Series 2017-1 Securities Intermediary in respect of the Series 2017-1 Distribution Accounts is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Series 2017-1 Securities Intermediary set forth in this Section 3.9.

(b) The Series 2017-1 Securities Intermediary agrees that:

(i) The Series 2017-1 Distribution Accounts are accounts to which Financial Assets will or may be credited;

(ii) The Series 2017-1 Distribution Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Series 2017-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) All securities or other property (other than cash) underlying any Financial Assets credited to any Series 2017-1 Distribution Account shall be registered in the name of the Series 2017-1 Securities Intermediary, indorsed to the Series 2017-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2017-1 Securities Intermediary, and in no case will any Financial Asset credited to any Series 2017-1 Distribution Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv) All property delivered to the Series 2017-1 Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2017-1 Distribution Account;

(v) Each item of property (whether investment property, security, instrument or cash) credited to any Series 2017-1 Distribution Account shall be treated as a Financial Asset;

(vi) If at any time the Series 2017-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2017-1 Distribution Accounts, the Series 2017-1 Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, any other Securitization Entity or any other Person;

(vii) The Series 2017-1 Distribution Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to be the Series 2017-1 Securities Intermediary’s jurisdiction and the Series 2017-1 Distribution Accounts (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(viii) The Series 2017-1 Securities Intermediary has not entered into, and until termination of this Series Supplement, will not enter into, any agreement with any other Person relating to the Series 2017-1 Distribution Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2017-1 Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Series 2017-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.9(b)(vi) of this Series Supplement; and

(ix) Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2017-1 Distribution Accounts, neither the Series 2017-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, any Series 2017-1 Distribution Account or any Financial Asset credited thereto. If the Series 2017-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2017-1 Distribution Account or any Financial Asset carried therein, the Series 2017-1 Securities Intermediary will promptly notify the Trustee, the Manager, the Servicer and the Master Issuer thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2017-1 Distribution Accounts and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2017-1 Distribution Accounts; provided, however, that at all other times the Master Issuer shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2017-1 Distribution Accounts.

(d) The Co-Issuers agree that for so long as any of the Floating Rate Notes are Outstanding there will at all times be a calculation agent (the “Calculation Agent”) appointed to determine LIBOR and calculate the Series 2017-1 Class A-2 Note Rate for the Floating Rate Notes in respect of each Interest Period. The Co-Issuers appoint Citibank, N.A. as Calculation Agent and Citibank, N.A. accepts such appointment. The Calculation Agent may be removed by the Co-Issuers at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers, the Co-Issuers will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with Holdco or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed. Citibank, N.A., in its capacity as Calculation Agent, shall be entitled to the same protections and indemnities provided to Citibank, N.A. in its capacity as Trustee pursuant to Article X of the Base Indenture.

For so long as the Floating Rate Notes are Outstanding, as soon as possible after 11:00 a.m. (London time) on the second London Banking Day before the commencement of each Interest Period (or, for the first Interest Period, on the Series 2017-1 Closing Date), the Calculation Agent will determine LIBOR and calculate the Series 2017-1 Class A-2 Note Rate applicable to the Floating Rate Notes for the following Interest Period and will communicate its LIBOR determination and such Series 2017-1 Class A-2 Note Rate to the Co-Issuers, the Trustee (if the Trustee is no longer the Calculation Agent), the Manager, Euroclear and Clearstream. The Calculation Agent’s determination of the foregoing rates for any Interest Period in the absence of manifest error will be conclusive and binding on all parties.

Section 3.10 Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer, Holdco and the other Co-Issuers. The Series 2017-1 Noteholders by their acceptance of the Series 2017-1 Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer, Holdco or any other Co-Issuer. Any such reports and notices that are required to be delivered to the Series 2017-1 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

Section 3.11 Replacement of Ineligible Accounts. If, at any time, either of the Series 2017-1 Class A-1 Distribution Account or the Series 2017-1 Class A-2 Distribution Account shall cease to be an Eligible Account (each, a “Series 2017-1 Ineligible Account”), the Master Issuer or any other Co-Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2017-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2017-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

ARTICLE IV

FORM OF SERIES 2017-1 NOTES

Section 4.1 Issuance of Series 2017-1 Class A-1 Notes. (a) The Series 2017-1 Class A-1 Advance Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-1 hereto, and will be issued to the Series 2017-1 Class A-1 Noteholders (other than the Series 2017-1 Class A-1 Subfacility Noteholders) pursuant to and in accordance with the Series 2017-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Series 2017-1 Class A-1 Note Purchase Agreement, the Series 2017-1 Class A-1 Advance Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by such Series 2017-1 Class A-1 Noteholders. The Series 2017-1 Class A-1 Advance Notes shall bear a face amount equal in the aggregate to up to the then-applicable Series 2017-1 Class A-1 Maximum Principal Amount, and shall be initially issued on the Series 2017-1 Closing Date in an aggregate outstanding principal amount equal to the Series 2017-1 Class A-1 Initial Advance Principal Amount pursuant to Section 2.1(a) of this Series Supplement. The Trustee shall record any Increases or Decreases with respect to the Series 2017-1 Class A-1 Outstanding Principal Amount such that, subject to Section 4.1(d) of this Series Supplement, the principal amount of the Series 2017-1 Class A-1 Advance Notes that are Outstanding accurately reflects all such Increases and Decreases.

(b) The Series 2017-1 Class A-1 Swingline Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-2 hereto, and will be issued to the Swingline Lender pursuant to and in accordance with the Series 2017-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Series 2017-1 Class A-1 Note Purchase Agreement, the Series 2017-1 Class A-1 Swingline Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Swingline Lender. The Series 2017-1 Class A-1 Swingline Note shall bear a face amount equal in the aggregate to up to the Swingline Commitment as of the Series 2017-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2017-1 Class A-1 Initial Swingline Principal Amount pursuant to Section 2.1(b)(i) of this Series Supplement. The Trustee shall record any Subfacility Increases or Subfacility Decreases with respect to the Swingline Loans such that, subject to Section 4.1(d) of this Series Supplement, the aggregate principal amount of the Series 2017-1 Class A-1 Swingline Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases.

(c) The Series 2017-1 Class A-1 L/C Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1-3 hereto, and will be issued to the L/C Provider pursuant to and in accordance with the Series 2017-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Co-Issuers and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture. Other than in accordance with this Series Supplement and the Series 2017-1 Class A-1 Note Purchase Agreement, the Series 2017-1 Class A-1 L/C Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the L/C Provider. The Series 2017-1 Class A-1 L/C Notes shall bear a face amount equal in the aggregate to up to the L/C Commitment as of the Series 2017-1 Closing Date, and shall be initially issued in an aggregate amount equal to the Series 2017-1 Class A-1 Initial Aggregate Undrawn L/C Face Amount pursuant to Section 2.1(b)(ii) of this Series Supplement. The Trustee shall record any Subfacility Increases or Subfacility Decreases with respect to Undrawn L/C Face Amounts or Unreimbursed L/C Drawings, as applicable, such that, subject to Section 4.1(d) of this Series Supplement, the aggregate amount of the Series 2017-1 Class A-1 L/C Notes that is Outstanding accurately reflects all such Subfacility Increases and Subfacility Decreases. All Undrawn L/C Face Amounts shall be deemed to be “principal” outstanding under the Series 2017-1 Class A-1 L/C Note for all purposes of the Indenture and the other Related Documents other than for purposes of accrual of interest.

(d) For the avoidance of doubt, notwithstanding that the aggregate face amount of the Series 2017-1 Class A-1 Notes will exceed the Series 2017-1 Class A-1 Maximum Principal Amount, at no time will the principal amount actually outstanding of the Series 2017-1 Class A-1 Advance Notes, the Series 2017-1 Class A-1 Swingline Notes and the Series 2017-1 Class A-1 L/C Notes in the aggregate exceed the Series 2017-1 Class A-1 Maximum Principal Amount.

(e) The Series 2017-1 Class A-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Series 2017-1 Class A-1 Notes, as evidenced by their execution of the Series 2017-1 Class A-1 Notes. The Series 2017-1 Class A-1 Notes may be produced in any manner, all as determined by the Authorized Officers executing such Series 2017-1 Class A-1 Notes, as evidenced by their execution of such Series 2017-1 Class A-1 Notes. The initial sale of the Series 2017-1 Class A-1 Notes is limited to Persons who have executed the Series 2017-1 Class A-1 Note Purchase Agreement. The Series 2017-1 Class A-1 Notes may be resold only to the Master Issuer, its Affiliates, and Persons who are not Competitors (except that Series 2017-1 Class A-1 Notes may be resold to Competitors with the written consent of the Co-Issuers) in compliance with the terms of the Series 2017-1 Class A-1 Note Purchase Agreement.

Section 4.2 Issuance of Series 2017-1 Class A-2 Notes. The Series 2017-1 Class A-2 Notes may be offered and sold in the aggregate Series 2017-1 Class A-2 Initial Principal Amount on the Series 2017-1 Closing Date by the Co-Issuers pursuant to the Series 2017-1 Class A-2 Note Purchase Agreement. The Series 2017-1 Class A-2 Notes will be resold initially only to the Master Issuer or its Affiliates or (A) in the United States, to a Person that is not a Competitor and that is a QIB in a transaction meeting the requirements of Rule 144A, (B) outside the United States, to a Person that is not a Competitor and that is not a U.S. person (as defined in Regulation S) (a “U.S. Person”) in a transaction meeting the requirements of Regulation S or (C) to a Person that is not a Competitor in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and the applicable securities laws of any state of the United States and any other jurisdiction, in each such case in accordance with the Base Indenture and any applicable securities laws of any state of the United States. The Series 2017-1 Class A-2 Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedure described herein. The Series 2017-1 Class A-2 Notes will be Book-Entry Notes and DTC will be the Depository for the Series 2017-1 Class A-2 Notes. The Applicable Procedures shall be applicable to transfers of beneficial interests in the Series 2017-1 Class A-2 Notes. The Series 2017-1 Class A-2 Notes shall be issued in minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof.

(a) Restricted Global Notes. The Series 2017-1 Class A-2 Notes offered and sold in their initial distribution in reliance upon Rule 144A will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the forms set forth in Exhibit A-2-1, Exhibit A-2-4 and Exhibit A-2-7 hereto, registered in the name of Cede & Co. (“Cede”), as nominee of DTC, and deposited with the Trustee, as custodian for DTC (collectively, for purposes of this Section 4.2 and Section 4.4, the “Restricted Global Notes”). The aggregate initial principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of the corresponding class of Regulation S Global Notes or the Unrestricted Global Notes, as hereinafter provided.

(b) Regulation S Global Notes and Unrestricted Global Notes. Any Series 2017-1 Class A-2 Notes offered and sold on the Series 2017-1 Closing Date in reliance upon Regulation S will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the forms set forth in Exhibit A-2-2, Exhibit A-2-5 and Exhibit A-2-8 hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream. Until such time as the Restricted Period shall have terminated with respect to any Series 2017-1 Class A-2 Note, such Series 2017-1 Class A-2 Notes shall be referred to herein collectively, for purposes of this Section 4.2 and Section 4.4, as the “Regulation S Global Notes.” After such time as the Restricted Period shall have terminated, the Regulation S Global Notes shall be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons, substantially in the forms set forth in Exhibit A-2-3, Exhibit A-2-6 and Exhibit A-2-9 hereto, as hereinafter provided (collectively, for purposes of this Section 4.2 and Section 4.4, the “Unrestricted Global Notes”). The aggregate principal amount of the Regulation S Global Notes or the Unrestricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Restricted Global Notes, as hereinafter provided.

(c) Definitive Notes. The Series 2017-1 Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, for purposes of this Section 4.2 and Section 4.4 of this Series Supplement, the “Definitive Notes”) pursuant to Section 2.13 of the Base Indenture and this Section 4.2(c) in accordance with their terms and, upon complete exchange thereof, such Series 2017-1 Global Notes shall be surrendered for cancellation at the applicable Corporate Trust Office.

Section 4.3 Transfer Restrictions of Series 2017-1 Class A-1 Notes.

(a) Subject to the terms of the Indenture and the Series 2017-1 Class A-1 Note Purchase Agreement, the holder of any Series 2017-1 Class A-1 Advance Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2017-1 Class A-1 Advance Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B-1 hereto; provided that if the holder of any Series 2017-1 Class A-1 Advance Note transfers, in whole or in part, its interest in any Series 2017-1 Class A-1 Advance

Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2017-1 Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2017-1 Class A-1 Note Purchase Agreement, then such Series 2017-1 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B-1 hereto upon transfer of its interest in such Series 2017-1 Class A-1 Advance Note. In exchange for any Series 2017-1 Class A-1 Advance Note properly presented for transfer, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2017-1 Class A-1 Advance Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2017-1 Class A-1 Advance Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2017-1 Class A-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2017-1 Class A-1 Advance Note shall be made unless the request for such transfer is made by the Series 2017-1 Class A-1 Noteholder at such office. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2017-1 Class A-1 Advance Notes, the Trustee shall recognize the holders of such Series 2017-1 Class A-1 Advance Note as Series 2017-1 Class A-1 Noteholders.

(b) Subject to the terms of the Indenture and the Series 2017-1 Class A-1 Note Purchase Agreement, the Swingline Lender may transfer any Series 2017-1 Class A-1 Swingline Note in whole but not in part by surrendering such Series 2017-1 Class A-1 Swingline Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(d) of the Series 2017-1 Class A-1 Note Purchase Agreement. In exchange for any Series 2017-1 Class A-1 Swingline Note properly presented for transfer, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Series 2017-1 Class A-1 Swingline Note for the same aggregate principal amount as was transferred. No transfer of any Series 2017-1 Class A-1 Swingline Note shall be made unless the request for such transfer is made by the Swingline Lender at such office. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2017-1 Class A-1 Swingline Note, the Trustee shall recognize the holder of such Series 2017-1 Class A-1 Swingline Note as a Series 2017-1 Class A-1 Noteholder.

(c) Subject to the terms of the Indenture and the Series 2017-1 Class A-1 Note Purchase Agreement, the L/C Provider may transfer any Series 2017-1 Class A-1 L/C Note in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2017-1 Class A-1 L/C Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by an assignment agreement pursuant to Section 9.17(e) of the Series 2017-1 Class A-1 Note Purchase Agreement. In exchange for any Series 2017-1 Class A-1 L/C Note properly presented for transfer, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2017-1 Class A-1 L/C Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2017-1 Class A-1 L/C Note in part, the Co-Issuers shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2017-1 Class A-1 L/C Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2017-1 Class A-1 L/C Note shall be made unless the request for such transfer is made by the L/C Provider at such office. Neither the Co-Issuers nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any transferred Series 2017-1 Class A-1 L/C Note, the Trustee shall recognize the holder of such Series 2017-1 Class A-1 L/C Note as a Series 2017-1 Class A-1 Noteholder.

(d) Each Series 2017-1 Class A-1 Note shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2017-1 VARIABLE FUNDING SENIOR SECURED NOTE, CLASS A-1 (“THIS NOTE”) HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF THE CO-ISSUERS HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE CO-ISSUERS GIVE WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF JUNE 12, 2017 BY AND AMONG THE CO-ISSUERS, THE GUARANTORS, THE MANAGER, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS AND THE FUNDING AGENTS NAMED THEREIN AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2017-1 Class A-1 Notes except as provided herein.

Section 4.4 Transfer Restrictions of Series 2017-1 Class A-2 Notes.

(a) A Series 2017-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 4.4(a) shall not prohibit any transfer of a Series 2017-1 Class A-2 Note that is issued in exchange for a Series 2017-1 Global Note in accordance with Section 2.8 of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2017-1 Global Note effected in accordance with the other provisions of this Section 4.4.

(b) The transfer by a Series 2017-1 Note Owner holding a beneficial interest in a Class A-2 Note in the form of a Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and not a Competitor, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c) If a Series 2017-1 Note Owner holding a beneficial interest in a Class A-2 Note in the form of a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Regulation S Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(c). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Regulation S Global Note, in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit B-2 hereto given by the Series 2017-1 Class A-2 Note Owner holding such beneficial interest in such Restricted Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such exchange or transfer.

(d) If a Series 2017-1 Class A-2 Note Owner holding a beneficial interest in a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Unrestricted Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(d). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Unrestricted Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit B-3 hereto given by the Series 2017-1 Class A-2 Note Owner holding such beneficial interest in such Restricted Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of such Restricted Global Note was reduced upon such exchange or transfer.

(e) If a Series 2017-1 Class A-2 Note Owner holding a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note wishes at any time to exchange its interest in such Regulation S Global Note or such Unrestricted Global Note for an interest in the Restricted Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 4.4(e). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S Global Note or such Unrestricted Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Regulation S Global Note (but not such Unrestricted Global Note), a certificate in substantially the form set forth in Exhibit B-4 hereto given by such Series 2017-1 Class A-2 Note Owner holding such beneficial interest in such Regulation S Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Regulation S Global Note or such Unrestricted Global Note, as the case may be, and to increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in such Regulation S Global Note or such Unrestricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Global Note or such Unrestricted Global Note, as the case may be, was reduced upon such exchange or transfer.

(f) In the event that a Series 2017-1 Global Note or any portion thereof is exchanged for Series 2017-1 Class A-2 Notes other than Series 2017-1 Global Notes, such other Series 2017-1 Class A-2 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2017-1 Class A-2 Notes that are not Series 2017-1 Global Notes or for a beneficial interest in a Series 2017-1 Global Note (if any is then outstanding) only in accordance with such procedures as may be adopted from time to time by the Co-Issuers and the Registrar, which shall be substantially consistent with the provisions of Section 4.4(a) through Section 4.4(e) and Section 4.4(g) of this Series Supplement (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2017-1 Global Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures.

(g) Until the termination of the Restricted Period with respect to any Series 2017-1 Class A-2 Note, interests in the Regulation S Global Notes representing such Series 2017-1 Class A-2 Note may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 4.4(g) shall not prohibit any transfer in accordance with Section 4.4(d) of this Series Supplement. After the expiration of the applicable Restricted Period, interests in the Unrestricted Global Notes may be transferred without requiring any certifications other than those set forth in this Section 4.4.

(h) The Series 2017-1 Class A-2 Notes Restricted Global Notes, the Series 2017-1 Class A-2 Notes Regulation S Global Notes and the Series 2017-1 Class A-2 Notes Unrestricted Global Notes shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2017-1 CLASS A-2 NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND NONE OF DOMINO’S PIZZA MASTER ISSUER LLC, DOMINO’S PIZZA DISTRIBUTION LLC, DOMINO’S IP HOLDER LLC AND DOMINO’S SPV CANADIAN HOLDING COMPANY INC. (THE “CO-ISSUERS”) HAS BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE

OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO DOMINO’S PIZZA MASTER ISSUER LLC OR AN AFFILIATE THEREOF, (B) IN THE UNITED STATES, TO EITHER AN INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE THAT IS NOT A COMPETITOR AND IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION OR (C) OUTSIDE THE UNITED STATES, TO AN INITIAL PURCHASER OR A SUBSEQUENT TRANSFEREE WHO IS NEITHER A COMPETITOR NOR A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE EXERCISES SOLE INVESTMENT DISCRETION, AND NONE OF WHICH ARE A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (IF NOT THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER) REPRESENTS THAT (A) IT IS NOT A COMPETITOR AND IS EITHER (X) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION EACH OF WHICH IS A QUALIFIED INSTITUTIONAL BUYER OR (Y) NOT A “U.S. PERSON” AS DEFINED IN REGULATION S, ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION EACH OF WHICH IS NOT A “U.S. PERSON,” IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, (B) IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING WILL HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATION OF NOTES, (C) IT UNDERSTANDS THAT THE CO-ISSUERS MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THEIR NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES, (D) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

EACH INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE (IF NOT THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER) TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE

INDENTURE. EACH INITIAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A [REGULATION S GLOBAL NOTE] [RESTRICTED GLOBAL NOTE] OR [AN UNRESTRICTED GLOBAL NOTE] WILL BE REQUIRED TO DELIVER A TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE INITIAL PURCHASER OR SUBSEQUENT TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY.

IF THIS NOTE WAS ACQUIRED IN THE UNITED STATES, AND THE HOLDER IS DETERMINED TO BE (I) A COMPETITOR OR (II) NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ACQUISITION OF THIS NOTE, THE CO-ISSUERS HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER THAT IS (I) NOT A COMPETITOR AND (II) A QUALIFIED INSTITUTIONAL BUYER. THE CO-ISSUERS ALSO HAVE THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A TRANSFEREE TAKING DELIVERY IN THE FORM OF AN INTEREST IN A RULE 144A GLOBAL NOTE THAT IS DETERMINED TO HAVE BEEN A COMPETITOR OR NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF THE TRANSFER.

IF THIS NOTE WAS ACQUIRED OUTSIDE THE UNITED STATES, AND THE HOLDER IS DETERMINED TO BE (I) A COMPETITOR OR (II) A “U.S. PERSON” THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ACQUISITION OF THIS NOTE, THE CO-ISSUERS HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER THAT IS (I) NOT A COMPETITOR AND (II) EITHER IS A QUALIFIED INSTITUTIONAL BUYER OR NOT A “U.S. PERSON” IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S. THE CO-ISSUERS ALSO HAVE THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A TRANSFEREE TAKING DELIVERY IN THE FORM OF AN INTEREST IN A REGULATION GLOBAL NOTE THAT IS DETERMINED TO HAVE BEEN A COMPETITOR OR A U.S. PERSON.

(i) The Series 2017-1 Class A-2 Notes Regulation S Global Notes shall also bear the following legend:

UNTIL 40 DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S, THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS NOT A “U.S. PERSON” AS DEFINED IN REGULATION S, THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

(j) The Series 2017-1 Global Notes issued in connection with the Series 2017-1 Class A-2 Notes shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE CO-ISSUERS OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(k) The required legends set forth above shall not be removed from the applicable Series 2017-1 Class A-2 Notes except as provided herein. The legend required for a Series 2017-1 Class A-2 Notes Restricted Global Note may be removed from such Series 2017-1

Class A-2 Notes Restricted Global Note if there is delivered to the Co-Issuers and the Registrar such satisfactory evidence, which may include an Opinion of Counsel as may be reasonably required by the Co-Issuers that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Series 2017-1 Class A-2 Notes Restricted Global Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee at the direction of the Master Issuer, on behalf of the Co-Issuers, shall authenticate and deliver in exchange for such Series 2017-1 Class A-2 Notes Restricted Global Note a Series 2017-1 Class A-2 Note or Series 2017-1 Class A-2 Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Series 2017-1 Class A-2 Notes Restricted Global Note has been removed from a Series 2017-1 Class A-2 Note as provided above, no other Series 2017-1 Class A-2 Note issued in exchange for all or any part of such Series 2017-1 Class A-2 Note shall bear such legend, unless the Co-Issuers have reasonable cause to believe that such other Series 2017-1 Class A-2 Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee to cause a legend to appear thereon.

Section 4.5 Reserved.

Section 4.6 Note Owner Representations and Warranties. Each Person who becomes a Note Owner of a beneficial interest in a Series 2017-1 Note pursuant to the Offering Memorandum will be deemed to represent, warrant and agree on the date such Person acquires any interest in any Series 2017-1 Note as follows:

(a) With respect to any sale of Series 2017-1 Notes pursuant to Rule 144A, it is a QIB pursuant to Rule 144A and is aware that any sale of Series 2017-1 Notes to it will be made in reliance on Rule 144A. Its acquisition of Series 2017-1 Notes in any such sale will be for its own account or for the account of another QIB.

(b) With respect to any sale of Series 2017-1 Notes pursuant to Regulation S, at the time the buy order for such Series 2017-1 Notes was originated, it was outside the United States to a Person that is not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person.

(c) It has not been formed for the purpose of investing in the Series 2017-1 Notes, except where each beneficial owner is a QIB (for Series 2017-1 Notes acquired in the United States) or not a U.S. Person (for Series 2017-1 Notes acquired outside the United States).

(d) It will, and each account for which it is purchasing will, hold and transfer at least the minimum denomination of Series 2017-1 Notes.

(e) It understands that the Co-Issuers, the Manager and the Servicer may receive a list of participants holding positions in the Series 2017-1 Notes from one or more book-entry depositories.

(f) It understands that the Manager, the Co-Issuers and the Servicer may receive a list of Note Owners that have requested access to the Trustee’s password-protected website or that have voluntarily registered as a Note Owner with the Trustee.

(g) It will provide to each person to whom it transfers Series 2017-1 Notes notices of any restrictions on transfer of such Series 2017-1 Notes.

(h) It understands that (i) the Series 2017-1 Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, (ii) the Series 2017-1 Notes have not been registered under the Securities Act, (iii) the Series 2017-1 Notes may be offered, resold, pledged or otherwise transferred only (A) to the Master Issuer or an Affiliate of the Master Issuer, (B) in the United States to a Person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and that is not a Competitor, (C) outside the United States to a Person that is not a U.S. Person in a transaction meeting the requirements of Regulation S and that is not a Competitor or (D) to a Person that is not a Competitor in a transaction exempt from the registration requirements of the Securities Act and the applicable securities laws of any state of the United States and any other jurisdiction, in each such case in accordance with the Indenture and any applicable securities laws of any state of the United States and (iv) it will, and each subsequent holder of a Series 2017-1 Note is required to, notify any subsequent purchaser of a Series 2017-1 Note of the resale restrictions set forth in clause (iii) above.

(i) It understands that the certificates evidencing the Restricted Global Notes will bear legends substantially similar to those set forth in Section 4.4(h) of this Series Supplement.

(j) It understands that the certificates evidencing the Regulation S Global Notes will bear legends substantially similar to those set forth in Section 4.4(i) of this Series Supplement.

(k) It understands that the certificates evidencing the Unrestricted Global Notes will bear legends substantially similar to those set forth in Section 4.4(j) of this Series Supplement.

(l) Either (i) it is not acquiring or holding the Series 2017-1 Notes (or any interest therein) for or on behalf of, or with the assets of, any plan, account or other arrangement that is subject to Title I of ERISA, Section 4975 of the Code or provisions under any Similar Law, or (ii) its purchase and holding of the Series 2017-1 Notes or any interest therein will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

(m) It understands that any subsequent transfer of the Series 2017-1 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Series 2017-1 Notes or any interest therein except in compliance with such restrictions and conditions and the Securities Act.

(n) It is not a Competitor.

ARTICLE V

GENERAL

Section 5.1 Information. On or before each Quarterly Payment Date, the Co-Issuers shall furnish, or cause to be furnished, a Quarterly Noteholders’ Statement with respect to the Series 2017-1 Notes to the Trustee, substantially in the form of Exhibit C hereto, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i) the total amount available to be distributed to Series 2017-1 Noteholders on such Quarterly Payment Date;

(ii) the amount of such distribution allocable to the payment of interest on each Class of the Series 2017-1 Notes;

(iii) the amount of such distribution allocable to the payment of principal of each Class of the Series 2017-1 Notes;

(iv) the amount of such distribution allocable to the payment of any Series 2017-1 Class A-2 Make-Whole Prepayment Premium, if any, on the Series 2017-1 Class A-2 Notes;

(v) the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2017-1 Class A-1 Noteholders;

(vi) whether, to the Actual Knowledge of the Co-Issuers, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event or Manager Termination Event has occurred as of the related Accounting Date or any Cash Trapping Period is in effect, as of such Accounting Date;

(vii) the Quarterly DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(viii) the number of Open Domino’s Stores as of the last day of the preceding Quarterly Collection Period;

(ix) the amount of Global Retail Sales for the 13 Fiscal Periods ended on the last day of the immediately preceding Fiscal Period; and

(x) the Series 2017-1 Available Senior Notes Interest Reserve Account Amount and the amount on deposit in the Cash Trap Reserve Account, if any, in each case, as of the close of business on the last Business Day of the preceding Quarterly Collection Period.

After the Co-Issuers furnish Same Store Sales Comparison Information for a Quarterly Collection Period to the SEC, the Co-Issuers shall furnish the Trustee with a revised Quarterly Noteholders’ Statement with respect to the Series 2017-1 Notes which includes Same Store Sales

Comparison Information. In the event that the Co-Issuers at any time are not required to report Same Store Sales Comparison Information to the SEC, the Co-Issuers shall nonetheless provide revised Quarterly Noteholders’ Statements containing Same Store Sales Comparison Information to the Trustee (and the Trustee shall make such Same Store Sales Comparison Information available in accordance with Section 4.4 of the Base Indenture) no later than the date that the Co-Issuers would have been required to furnish this information to the SEC had their obligations to provide this data not ceased.

Any Series 2017-1 Noteholder may obtain copies of each Quarterly Noteholders’ Statement in accordance with the procedures set forth in Section 4.4 of the Base Indenture.

Section 5.2 Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3 Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4 Certain Notices to the Rating Agencies. The Co-Issuers shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document.

Section 5.5 Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.6 Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.7 Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.8 Amendments. This Series Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.9 Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2017-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2017-1 Notes that have been replaced or paid) to the Trustee for cancellation and all Letters of Credit have expired, have been cash collateralized in full pursuant to the terms of the Series 2017-1 Class A-1 Note Purchase Agreement or are deemed to no longer be outstanding in accordance with Section 4.04 of the Series 2017-1 Class A-1 Note Purchase Agreement, (ii) all fees and expenses and other amounts under the Series 2017-1 Class A-1 Note Purchase Agreement have been paid in full and all Series 2017-1 Class A-1 Commitments have been terminated and (iii) the Co-Issuers have paid all sums payable hereunder.

Section 5.10 Entire Agreement. This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 5.11 Fiscal Year End. The Co-Issuers shall not change their fiscal year end from the Sunday on or nearest to December 31 to any other date.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Co-Issuers, the Trustee, the Series 2017-1 Securities Intermediary and the Calculation Agent have caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

DOMINO’S PIZZA MASTER ISSUER LLC, as Co-Issuer

By:	/s/ Adam J. Gacek
Name: Adam J. Gacek
Title: Secretary

DOMINO’S PIZZA DISTRIBUTION LLC, as Co-Issuer

By:	/s/ Adam J. Gacek
Name: Adam J. Gacek
Title: Secretary

DOMINO’S IP HOLDER LLC, as Co-Issuer

By:	/s/ Adam J. Gacek
Name: Adam J. Gacek
Title: Secretary

DOMINO’S SPV CANADIAN HOLDING COMPANY INC., as Co-Issuer

By:	/s/ Adam J. Gacek
Name: Adam J. Gacek
Title: Secretary

CITIBANK, N.A., in its capacity as Trustee, as Series 2017-1 Securities Intermediary and as Calculation Agent

By:	/s/ Jacqueline Suarez
Name: Jacqueline Suarez
Title: Vice President

[Signature Page for Series 2017-1 Supplement]